Exhibit 99.1

FOR IMMEDIATE RELEASE
Thursday, November 11, 2010
7:00 A.M. CST
Newspaper Publisher A. H. Belo Corporation Announces
Resignation of Director Douglas G. Carlston
     DALLAS — Newspaper publisher A. H. Belo Corporation (NYSE: AHC) today announced that Douglas G. Carlston, a Class I Director of the Company since December 2007, resigned at the conclusion of yesterday’s meeting of the Board of Directors. Carlston’s term was due to expire at the Company’s annual meeting of shareholders in 2012.
     Carlston joined Belo Corp.’s Board of Directors in July 2007 and subsequently became a director of A. H. Belo Corporation when Belo Corp. spun off its newspapers in February 2008.
     Carlston said, “It has been a high privilege to serve on the board of one of America’s great media companies. Changes in my personal situation make frequent absences from home more difficult, and I need to alter my outside business commitments accordingly. I leave knowing that A. H. Belo is in good hands and that the Company will continue its impressive rebound from the economic doldrums which affected all U. S. newspapers in 2008 and 2009.”
     Robert W. Decherd, chairman, president and Chief Executive Officer, said, “Doug’s counsel on matters related to the rapidly changing competitive environment for media companies, particularly in digital forms, has contributed greatly to our strategic, financial and operational successes over the past three years. We will miss Doug’s active participation but fully understand and support his desire to devote more time to his family.”
     Carlston has been chairman of the Compensation Committee of the Board of Directors since the Company’s spin-off from Belo Corp., and will be succeeded in that role by Ronald D. McCray.
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P.O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4806

Newspaper Publisher A. H. Belo Corporation Announces
Resignation of Director Douglas G. Carlston
November 11, 2010
Page Two
About A. H. Belo Corporation
      A. H. Belo Corporation (NYSE: AHC), headquartered in Dallas, Texas, is a distinguished newspaper publishing and local news and information company that owns and operates four daily newspapers and a diverse group of Web sites. A. H. Belo publishes The Dallas Morning News, Texas’ leading newspaper and winner of nine Pulitzer Prizes since 1986; The Providence Journal, the oldest continuously-published daily newspaper in the U.S. and winner of four Pulitzer Prizes; The Press-Enterprise (Riverside, CA), serving southern California’s Inland Empire region and winner of one Pulitzer Prize; and the Denton Record-Chronicle. The Company publishes various specialty publications targeting niche audiences, and its partnerships and/or investments include the Yahoo! Newspaper Consortium and Classified Ventures, owner of cars.com. A. H. Belo also owns direct mail and commercial printing businesses. Additional information is available at www.ahbelo.com or by contacting David A. Gross, vice president/Investor Relations and Strategic Analysis, at 214-977-4810.
Statements in this communication concerning A. H. Belo Corporation’s (the “Company’s”) business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, impairments, pension plan contributions, real estate sales, future financings, and other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand and newsprint prices; newspaper circulation trends and other circulation matters, including changes in readership methods, patterns and demography, and audits and related actions by the Audit Bureau of Circulations; challenges in achieving expense reduction goals, and on schedule, and the resulting potential effects on operations; technological changes; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory, tax and legal changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions, dispositions, co-owned ventures, and investments; pension plan matters; general economic conditions and changes in interest rates; significant armed conflict; and other factors beyond our control, as well as other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other public disclosures and filings with the Securities and Exchange Commission.
P.O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4806